Exhibit 5

August 15, 2005

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

Wal-Mart Stores, Inc.

$800,000,000 4.75% Notes Due 2010

Ladies and Gentlemen:

Reference is made to the Pricing Agreement between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”) and Samuel A. Ramirez & Company, Inc., Utendahl Capital Group, LLC and Goldman, Sachs & Co., acting for themselves and as the representatives for the other underwriters named in Schedule I to the Pricing Agreement (the “Underwriters”), dated August 8, 2005 (the “Pricing Agreement”), and to the Underwriting Agreement, dated August 8, 2005 (the “Underwriting Agreement”), by and among the Company and, as to the issuance and sale of the Notes (as defined below), the Underwriters, as parties which are signatories and deemed to be signatories to that Underwriting Agreement, as incorporated by reference into the Pricing Agreement (the Underwriting Agreement and the Pricing Agreement are collectively referred to as the “Agreement”).

Further reference is made to (i) the Registration Statement on Form S-3 (File No. 333-126512) which was prepared pursuant to the Securities Act of 1933, as amended (the “1933 Act”), was filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2005, was amended prior to being declared effective by Amendment No. 1 to Registration Statement on Form S-3, which amendment was filed with the Commission on July 19, 2005, and was declared effective by the Commission on July 19, 2005 (the “Registration Statement”), (ii) the Prospectus, dated July 19, 2005, as amended or supplemented (the “Base Prospectus”), and (iii) the Prospectus Supplement, dated August 8, 2005, supplementing the Base Prospectus (the “Prospectus Supplement”) and constituting a part of the Registration Statement. The Base Prospectus relates to the delayed public offering of up to $5,000,000,000 in aggregate principal amount of debt securities of the Company issuable under the Indenture, dated as of July 19, 2005 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”). The Prospectus Supplement relates to the public offering of $800,000,000 aggregate principal amount of the Company’s 4.75% Notes Due 2010 (the “Notes”). As used herein, the term “Registration Statement” means the Registration Statement in the form in which it was declared effective on July 19, 2005, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof in accordance with the provisions of Form S-3 and the rules promulgated under the 1933 Act (which documents are listed in Annex A hereto). As used herein, the term “Prospectus” means

Letter to Wal-Mart Stores, Inc.

August 15, 2005

the Base Prospectus and Prospectus Supplement combined, constituting a part of the Registration Statement, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof in accordance with the rules promulgated under the 1933 Act.

We have acted as special counsel to the Company in connection with its issue and sale of the Notes.

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended and restated to date and in effect on the date hereof, the Registration Statement, Amendment No. 1 to the Registration Statement, the Indenture, the two Global Notes in the aggregate principal amount of $800,000,000 payable to CEDE & Co. and being issued to represent the Notes, resolutions of the Board of Directors of the Company, the resolutions of the executive committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without investigation or independent verification, that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity, (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) have become effective and comply with all applicable laws, (v) the Prospectus has been prepared and filed with the Commission describing the Notes offered thereby in accordance with all applicable laws, (vi) all of the Notes will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the Prospectus, (vii) the Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) at or prior to the time of delivery of each Note, the authorization of the Notes and of the Series of the Notes of which that Note is a part will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of the Notes.

As to facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Letter to Wal-Mart Stores, Inc.

August 15, 2005

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, upon the execution and delivery of the Notes and their authentication in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of the Indenture, the Notes or any related document or instrument may be limited by or subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy and (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought under the Indenture with respect to the Notes or under the Notes as opposed to another remedy provided for therein or another remedy available at law or in equity. We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion concerning (i) the validity or enforceability of (a) severability clauses or (b) any provision contained in the Indenture or the Notes that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws or (iii) the enforceability of any provision in the Indenture or the Notes that purports to waive liability for violation of securities laws. With respect to Section 8.07(i) of the Indenture, we express no opinion with respect to the enforceability of the parenthetical clause thereof relating to the limitations on the compensation of trustees.

The foregoing opinions are limited in all respects to the federal laws of the United States of America and the laws of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.

Letter to Wal-Mart Stores, Inc.

August 15, 2005

This opinion letter may be filed as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company and the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP

Annex A to the Opinion Letter, dated August 15, 2005,

of Andrews Kurth LLP to Wal-Mart Stores, Inc.

The Annual Report on Form 10-K of Wal-Mart Stores, Inc. for its fiscal year ended January 31, 2005.

The Quarterly Report on Form 10-Q of Wal-Mart Stores, Inc. for its fiscal quarter ended April 30, 2005.

The Current Report on Form 8-K of Wal-Mart Stores, Inc. dated March 8, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. dated March 25, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. dated June 8, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. dated June 9, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. dated June 10, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. dated August 4, 2005